                                                                    EXHIBIT 10.1

                 RECAPITALIZATION AND STOCK PURCHASE AGREEMENT

                                  by and among

                       MS ACQUISITION CORP., the Company,

                        the STOCKHOLDERS of the Company,

                                      and

                     CITICORP VENTURE CAPITAL, LTD., Buyer

                          Dated as of August 13, 1996


                 RECAPITALIZATION AND STOCK PURCHASE AGREEMENT

                                     INDEX

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
                                                                                         PAGE
                                                                                         ----
SECTION  1.    THE RECAPITALIZATION...................................................      2
    1.1        The Recapitalization Closing...........................................      2
    1.2        Certificate of Incorporation...........................................      2

SECTION  2.    SALE OF THE STOCK PURCHASE SHARES......................................      3
    2.1        Transfer of the Stock Purchase Shares..................................      3
    2.2        Purchase Price and Payment.............................................      3
    2.3        Time and Place of Closing..............................................      3
    2.4        Stockholders' Representative...........................................      3

SECTION  3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY TO BUYER.................      5
    3.1        Making of Representations and Warranties...............................      5
    3.2        Organization of the Company............................................      5
    3.3        Capital Stock of the Company...........................................      6
    3.4        Authority of the Company...............................................      6

SECTION  4.    REPRESENTATIONS AND WARRANTIES OF EACH OF THE STOCKHOLDERS TO THE
               COMPANY AND BUYER .....................................................      7
    4.1        Making of Representations and Warranties...............................      7
    4.2        Ownership of the Shares................................................      7
    4.3        Authority..............................................................      7

SECTION  5.    REPRESENTATIONS AND WARRANTIES OF BUYER TO THE STOCKHOLDERS AND THE
               COMPANY................................................................      8
    5.1        Making of Representations and Warranties...............................      8
    5.2        Organization of Buyer..................................................      8
    5.3        Authority of Buyer.....................................................      8

SECTION  6.    COVENANTS PRIOR TO THE STOCK PURCHASE CLOSING..........................      8
    6.1        Conduct of Business of the Company.....................................      8
    6.2        No Solicitation........................................................     10
    6.3        Access to Information; Confidentiality.................................     10
    6.4        Reasonable Efforts.....................................................     11
    6.5        Stockholders Meeting or Consent........................................     11
    6.6        Actions by Stockholders................................................     11
    6.7        Public Announcements...................................................     11
    6.8        Notice.................................................................     12





                                     (i)


                                                                                         PAGE
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
SECTION 7.     CONDITIONS.............................................................     12
    7.1        Conditions to the Obligations of each of the Stockholders with Respect
               to the Recapitalization................................................     12
    7.2        Conditions to the Obligations of the Company with Respect to the
               Recapitalization.......................................................     13
    7.3        Conditions to the Obligations of Buyer with Respect to the Stock
               Purchase...............................................................     13
    7.4        Conditions to the Obligations of the Stockholders with Respect to the
               Stock Purchase.........................................................     16

SECTION 8.     TERMINATION OF AGREEMENT...............................................     17
    8.1        Termination............................................................     17
    8.2        Effect of Termination..................................................     18
    8.3        Amendment..............................................................     18
    8.4        Extension; Waiver......................................................     18

SECTION 9.     RIGHTS AND OBLIGATIONS SUBSEQUENT TO STOCK PURCHASE CLOSING............     18
    9.1        Survival of Representations and Warranties.............................     18
    9.2        Further Action.........................................................     18

SECTION 10.    MISCELLANEOUS..........................................................     18
   10.1        Notices................................................................     18
   10.2        Descriptive Headings...................................................     21
   10.3        Counterparts...........................................................     21
   10.4        Waiver of Certain Rights...............................................     22
   10.5        Entire Agreement; Assignment...........................................     22
   10.6        Governing Law..........................................................     22
   10.7        Remedies...............................................................     22
   10.8        Expenses...............................................................     22
   10.9        Parties in Interest....................................................     22
   10.10       Severability...........................................................     22
   10.11       Termination of Other Agreements........................................     23
   10.12       Rescission of Recapitalization and Stock Purchase Closings.............     23
   10.13       Further Assurances; Post-Closing Cooperation...........................     23
   10.14       Limited Recourse.......................................................     23
   10.15       Certain Definitions....................................................     24



                                      (ii)

                 RECAPITALIZATION AND STOCK PURCHASE AGREEMENT

     AGREEMENT dated as of August 13, 1996 by and among MS ACQUISITION CORP., a Delaware corporation (the "Company"); THE BERKSHIRE FUND, a Massachusetts limited partnership ("Berkshire"), BERKSHIRE PARTNERS LLC, a Massachusetts limited liability company ("Berkshire Partners"), as Escrow Agent, BRADLEY M. BLOOM, J. CHRISTOPHER CLIFFORD, RUSSELL L. EPKER, CARL FERENBACH, RICHARD K. LUBIN, LEA ANNE S. OTTINGER and KEVIN T. CALLAGHAN (collectively, together with Berkshire and Berkshire Partners, the "Berkshire Stockholders"); THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey mutual insurance company ("Prudential"); PRUCO LIFE INSURANCE COMPANY, an Arizona corporation ("Pruco"); STATE TREASURER OF THE STATE OF MICHIGAN, AS CUSTODIAN OF THE PUBLIC SCHOOL EMPLOYEES' RETIREMENT SYSTEM, STATE EMPLOYEES' RETIREMENT SYSTEM, MICHIGAN STATE POLICE RETIREMENT SYSTEM, JUDGES' RETIREMENT SYSTEM, AND PROBATE JUDGES' RETIREMENT SYSTEM (collectively, "Michigan"); and JEROME SINGER, DOUGLAS A. THAL, ROBERT J. KLEIN, and STEVEN SINGER (the "Former Management Stockholders"), who are all the holders of the Company's capital stock (herein collectively referred to as the "Stockholders" and individually as a "Stockholder"); and CITICORP VENTURE CAPITAL, LTD., a New York corporation ("Buyer").

                                   WITNESSETH

     WHEREAS, the Stockholders own of record and beneficially all of the issued and outstanding capital stock of the Company, consisting of the shares of the Company's Class A Common Stock, par value $.01 per share ("Old Class A Common Stock") and Class B Common Stock, par value $.01 per share ("Old Class B Common Stock" and, together with the Old Class A Common Stock, the "Old Common Stock") and the shares of the Company's Series A Participating Preferred Stock, par value $.01 per share ("Old Series A Preferred Stock") and Series B Participating Preferred Stock, par value $.01 per share ("Old Series B Preferred Stock" and, together with the Old Series A Preferred Stock, the "Old Preferred Stock"; the Old Common Stock and the Old Preferred Stock are hereinafter collectively referred to as the "Old Stock") all as set forth on EXHIBIT A hereto; and

     WHEREAS, Berkshire Partners holds shares of Old Stock as Escrow Agent pursuant to Escrow Agreements dated as of March 3, 1989 and April 23, 1991, as amended, by and among Berkshire Partners and certain other Berkshire Stockholders, Prudential, Pruco and Michigan, as set forth on EXHIBIT A attached hereto; and

     WHEREAS, the Company desires to cause a reclassification of the capital stock of the Company (the "Recapitalization") whereby the Stockholders shall exchange all shares (the "Old Shares") of Old Stock held by the Stockholders for shares (the "New Shares") of the Company's Class A Common Stock, par value $.01 per share ("New Class A Common Stock"), the Company's Class B Common Stock, par value $.01 per share (New "Class B

Common Stock" and, together with the New Class A Common Stock, the "New Common Stock") and the Company's Series A Cumulative Convertible Preferred Stock, par value $.01 per share ("New Series A Preferred Stock"; the New Common Stock and the New Series A Preferred Stock are hereinafter collectively referred to as the "New Stock"), as set forth on EXHIBIT A attached hereto; and

     WHEREAS, immediately following the Recapitalization, each Stockholder desires to sell to Buyer a portion of the New Shares (collectively, the "Stock Purchase Shares") held by such Stockholder, and Buyer desires to acquire the Stock Purchase Shares (the "Stock Purchase"); and

     WHEREAS, the Stockholders are contemporaneously herewith entering into an agreement (the "Aetna Holdings Agreement") to sell to Aetna Holdings, Inc., a Delaware corporation ("Aetna Holdings"), an additional portion of the New Shares held by the Stockholders.

     NOW, THEREFORE, in order to consummate said Recapitalization and Stock Purchase and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

SECTION 1. THE RECAPITALIZATION.

     1.1 The Recapitalization Closing. Subject to Section 10.12, or unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8, the closing of the Recapitalization (the "Recapitalization Closing") will be held at 10:00 a.m. on August 13, 1996 at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178 (or such other time, date and place as the parties may agree). At the Recapitalization Closing, each Stockholder shall receive for each share of Old Stock, in accordance with the Amended and Restated Certificate (as defined below), .34217407 shares of New Class A Common Stock, 1.75384365 shares of New Class B Common Stock and .26776881 shares of New Series A Preferred Stock. Upon the Recapitalization Closing, each Stockholder shall deliver or cause to be delivered to the Company certificates representing the Old Shares owned by such Stockholder, and the Company shall deliver to such Stockholder certificates representing the New Shares owned, following the Recapitalization Closing, by such Stockholder.

     1.2 Certificate of Incorporation. Immediately prior to the Recapitalization Closing, the Certificate of Incorporation of the Company shall be amended and restated in the form of EXHIBIT B attached hereto (the "Amended and Restated Certificate"), and, as so amended, shall become the Certificate of Incorporation of the Company following the Recapitalization until further amended or restated as provided therein. The Amended and Restated Certificate shall provide, among other things, that the total number of shares of capital stock that the Company shall have the authority to issue shall be 12,293,123.320 of which 5,000,000 shares shall be

New Class A Common Stock, 5,000,000 shares shall be New Class B Common Stock, 293,123.320 shares shall be New Series A Preferred Stock and 2,000,000 shares shall be of a class of preferred stock, $.01 par value per share, all of which shall have the relative rights and preferences as set forth in the Amended and Restated Certificate which is attached as Exhibit B attached hereto.

SECTION 2. SALE OF THE STOCK PURCHASE SHARES.

     2.1 Transfer of the Stock Purchase Shares. At the Stock Purchase Closing (as defined below), each Stockholder (other than Berkshire Partners) shall deliver or cause to be delivered to Buyer certificates representing the Stock Purchase Shares owned by such Stockholder to be purchased by Buyer, as set forth in Exhibit A. Such stock certificates shall be duly endorsed in blank for transfer or shall be presented with stock powers duly executed in blank, free and clear of any and all Liens.

     2.2 Purchase Price and Payment. At the Stock Purchase Closing, Buyer shall pay $9,999,997, such amount being the aggregate cash amount owing to all of the Stockholders hereunder, to an account established by the Company, as agent, on behalf of the Stockholders. At the Closing, the Company shall distribute to the Stockholders by bank cashier check or by wire transfer of immediately available funds, at the election of each Stockholder, the amounts contributed to said account by Buyer, in the amounts indicated on Exhibit A attached hereto with respect to each such Stockholder.

     2.3 Time and Place of Closing. Subject to Section 10.12, the closing of the purchase and sale of the Stock Purchase Shares provided for in this Agreement (herein called the "Stock Purchase Closing") shall be held at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178 on the same day and immediately following the Recapitalization Closing or at such other place or a later date or time as may be mutually agreed upon by the parties.

     2.4  Stockholders' Representative.

          (a) In order to administer efficiently (i) the implementation of the Agreement by certain of the Stockholders, (ii) the waiver of any condition to the obligations of such Stockholders to consummate the transactions contemplated hereby, and (iii) the settlement of any dispute with respect to this Agreement, the Former Management Stockholders and the Berkshire Stockholders, with the exception of Berkshire and Berkshire Partners, (the "Designating Stockholders") hereby designate Russell L. Epker as their representative (the "Stockholders' Representative").

          (b) The Designating Stockholders hereby authorize the Stockholders' Representative (i) to take all action necessary in connection with the implementation of the Agreement on behalf of the Designating Stockholders, the
waiver of any condition to the obligations of the Designating   Stockholders to
consummate the transactions contemplated hereby, and the settlement of any dispute, (ii) to give and receive all notices required to be given under the Agreement with respect to the Designating Stockholders and (iii) to take any and all additional action as is contemplated to be taken by or on behalf of the Designating Stockholders by the terms of this Agreement, including without limitation, the execution and delivery of documents to transfer the Stock Purchase Shares to Buyer.

          (c) Each Designating Stockholder hereby specifically authorizes and directs the Stockholders' Representative to execute on behalf of such Designating Stockholder the certificates to be delivered to Buyer by the Company and the Stockholders pursuant to Section 7.3(b) unless such authorization and direction shall have been revoked in writing by such Designating Stockholder prior to the Stock Purchase Closing.

          (d) In the event that the Stockholders' Representative dies, becomes legally incapacitated or resigns from such position, Robert J. Small shall fill such vacancy and shall be deemed to be the Stockholders' Representative for all purposes of this Agreement unless otherwise determined by the Designating Stockholders owning a majority of the shares of New Stock held (on a fully diluted basis) by all Designating Stockholders; however, no change in the Stockholders' Representative shall be effective until Buyer is given notice of it by one or more of the Designating Stockholders.

          (e) All decisions and actions by the Stockholders' Representative in accordance with this Agreement shall be binding upon all of the Designating Stockholders, and no Designating Stockholder shall have the right to object, dissent, protest or otherwise contest the same.

          (f) By their execution of this Agreement, the Designating Stockholders agree that:

              (i) Buyer shall be able to rely conclusively on the instructions and decisions of the Stockholders' Representative as to any actions required or permitted to be taken by the Designating Stockholders or the Stockholders' Representative hereunder, and no party hereunder shall have any cause of action against Buyer for any action taken by Buyer in reliance upon the instructions or decisions of the Stockholders' Representative;

             (ii) all actions, decisions and instructions of the Stockholders' Representative shall be conclusive and binding upon all of the Designating Stockholders and no Designating Stockholder shall have any cause of action against the Stockholders' Representative for any action taken, decision made or instruction given by the Stockholders' Representative under this Agreement, except for fraud or willful breach of this Agreement by the Stockholders' Representative;

             (iii) remedies available at law for any breach of the provisions of this Section 2.4 are inadequate; therefore, Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if Buyer brings an action to enforce the provisions of this Section 2.4; and

             (iv) the provisions of this Section 2.4 are independent and severable, shall constitute an irrevocable power of attorney, coupled with an interest and surviving death, granted by the Designating Stockholders to the Stockholders' Representative and shall be binding upon the executors, heirs, legal representatives and successors of each Designating Stockholder.

          (g) All fees and expenses incurred by the Stockholders' Representative shall be paid pro rata by the Designating Stockholders in accordance with their ownership of New Common Stock.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY TO BUYER.

     3.1 Making of Representations and Warranties. As a material inducement to Buyer to enter into this Agreement and consummate the Recapitalization and Stock Purchase contemplated hereby, the Company hereby makes to Buyer, except as set forth on a disclosure schedule (the "Recapitalization and Stock Purchase Disclosure Schedule") with respect to the representations and warranties in
Section 3.3 (to be delivered to Buyer prior to the Stock Purchase Closing), the representations and warranties contained in this Section 3.

     3.2 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Aetna Industries, Inc. ("Aetna") is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. Aetna Export Sales Corp. ("Export") is a corporation duly organized, validly existing and in good standing under the laws of the United States Virgin Islands. Aetna and Export are the only subsidiaries of the Company. The Company and each of its subsidiaries have the requisite corporate power and authority to own, lease and operate their properties and to conduct their businesses as currently conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification necessary, except where the failure to be so qualified would not have a Company Material Adverse Effect (as defined below). The term "Company Material Adverse Effect" means any change or effect that is or would be materially adverse to the business, assets, results of operations or financial condition of the Company and its subsidiaries taken as a whole. Except for its ownership of the subsidiaries, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible, exchangeable or exercisable for or into, any equity or similar interest in any person.

     3.3 Capital Stock of the Company. The authorized capital stock of the Company consists solely of (i) 1,040,000 shares of Old Class A Common Stock,
(ii) 1,040,000 shares of Old Class B Common Stock, (iii) 80,168 shares of Old Series A Preferred Stock, and (iv) 250,000 shares of Old Series B Preferred Stock. As of the date hereof, there are no other shares of capital stock outstanding or reserved for issuance except pursuant to the Company's Executive Stock Option Plan, as amended. Upon the Recapitalization Closing, the authorized capital stock of the Company will consist solely of (i) 5,000,000 shares of New Class A Common Stock, (ii) 5,000,000 shares of New Class B Common Stock, (iii) 293,123.320 shares of New Series A Preferred Stock and (iv) 2,000,000 shares of a class of preferred stock, $.01 par value per share. Following the Recapitalization, all of the outstanding shares of New Stock will (i) have been duly authorized, validly issued and fully paid and will be non-assessable free and clear of all Liens and (ii) be the only issued and outstanding capital stock of the Company. The Company owns all of the outstanding shares of capital stock of Aetna (consisting of 1,000 shares of common stock) and Aetna owns all of the outstanding shares of capital stock of Export (consisting of 1,000 shares of common stock), and all such shares are duly authorized, validly issued, fully paid and non-assessable, and free and clear of all preemptive rights and all Liens. There are no agreements or understandings to which the Company or any subsidiary of the Company is a party with respect to the voting of, or other interest in, any shares of Old Stock or New Stock or which restricts the transfer of any such shares. There are no outstanding contractual obligations of the Company or any subsidiary of the Company to repurchase, redeem or otherwise acquire any shares of capital stock or Option of the Company or any subsidiary of the Company, or to make any investment in any subsidiary or any other person.

     3.4 Authority of the Company. The Company has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by the Company pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of the Company and no other corporate action on the part of the Company is required in connection therewith. This Agreement and each agreement, document and instrument executed and delivered by the Company pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their terms. The execution, delivery and performance of this Agreement and each such agreement, document and instrument does not and will not violate any provision of the organizational documents of the Company or any laws of the United States or any state or other jurisdiction applicable to the Company, or, except for agreements which will be terminated at the closing of the transactions contemplated by the Aetna Holdings Agreement, require the Company to obtain any approval, consent or waiver from, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made or will not be obtained or made prior to the Recapitalization Closing.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF EACH OF THE STOCKHOLDERS TO THE
           COMPANY AND BUYER.

     4.1 Making of Representations and Warranties. As a material inducement to the Company and Buyer to enter into this Agreement and consummate the Recapitalization and Stock Purchase, each Stockholder, with respect to such Stockholder individually, hereby makes to the Company and Buyer, except as set forth on the Recapitalization and Stock Purchase Disclosure Schedule with respect to the representations and warranties in Section 4.2, the representations and warranties contained in this Section 4.

     4.2 Ownership of the Shares. Such Stockholder owns beneficially and of record the Old Shares set forth opposite such Stockholder's name on Exhibit A hereto free and clear of any and all Liens. The Stock Purchase Shares will be, when delivered by such Stockholder to Buyer pursuant to this Agreement, free and clear of any and all Liens and Buyer will have good and marketable title to the Stock Purchase Shares (except for any liens, encumbrances, charges or claims set forth in the Stockholders Agreement to be entered into contemporaneously with the Stock Purchase Closing in substantially the form attached hereto as Exhibit C (the "Stockholders Agreement") or set forth in the Company's Certificate of Incorporation, as then in effect, or any Liens granted by or created through Buyer). There are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of the Stock Purchase Shares to which such Stockholder is a party, except for any agreement to which Buyer is or will be a party. None of the transactions contemplated by this Agreement or the Aetna Holdings Agreement will give rise to or result in (with or without lapse of time or both) any antidilution adjustment (other than in connection with the Recapitalization), acceleration of vesting or other change under or to any Option to which such Stockholder is a party which will remain outstanding after the consummation of the closing of the transactions contemplated by the Aetna Holdings Agreement.

     4.3 Authority. Such Stockholder has full right, authority, power and capacity to own the Old Shares and the New Shares, enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Stockholder pursuant to this Agreement and to carry out the Recapitalization and the other transactions contemplated hereby and thereby. Any such Stockholder which is a corporation is in good standing under the laws of its state of incorporation. This Agreement and each agreement, document and instrument executed and delivered by such Stockholder pursuant to this Agreement constitutes a valid and binding obligation of such Stockholder, enforceable in accordance with their respective terms, and has been duly authorized by all necessary action of such Stockholder's board of directors or partners, as the case may be, or by such other action as is required with respect to a Stockholder that is not a corporation or partnership. The execution, delivery and performance of this Agreement and each such agreement, document and instrument does not and will not violate any provision of the organizational documents of such Stockholder which is not a natural person, or any laws of the United States or any state or other jurisdiction applicable to such Stockholder, or, except for agreements which will be terminated pursuant to Section 10.11 hereof, require such Stockholder to obtain any approval, consent or waiver from, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made or will not be obtained or made prior to the Recapitalization Closing.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF BUYER TO THE STOCKHOLDERS AND THE
           COMPANY.

     5.1 Making of Representations and Warranties. As a material inducement to the Stockholders and the Company to enter into this Agreement and consummate the purchase and sale of the Stock Purchase Shares contemplated hereby, Buyer hereby makes the representations and warranties to the Stockholders and the Company contained in this Section 5.

     5.2 Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of New York.

     5.3 Authority of Buyer. Buyer has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Buyer pursuant to this Agreement and to carry out the Stock Purchase contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate action of Buyer and no other corporate action on the part of Buyer is required in connection therewith. This Agreement and each other agreement, document and instrument executed and delivered by Buyer pursuant to this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of Buyer enforceable against Buyer in accordance with their terms. The execution, delivery and performance of this Agreement and each such agreement, document and instrument does not and will not violate any provision of the organizational documents of Buyer or any laws of the United States or any state or other jurisdiction applicable to Buyer, or require Buyer to obtain any approval, consent or waiver from, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made or will not be obtained or made prior to the Stock Purchase Closing.

SECTION 6. COVENANTS PRIOR TO THE STOCK PURCHASE CLOSING.

     6.1 Conduct of Business of the Company. Except as otherwise provided for in this Agreement or the Aetna Holdings Agreement or agreed to by Buyer and the Stockholders in writing, the Company covenants and agrees as to itself and each of its subsidiaries that between the date of this Agreement and the Stock Purchase Closing, it shall carry on its respective businesses in the usual, regular and ordinary course, consistent with past practice. Without limiting the generality of the foregoing, neither the Company nor either of its subsidiaries shall, between the date of this Agreement and the Stock Purchase Closing, directly or indirectly, do any of the following without the prior written consent of Buyer and the Stockholders, except as provided for in this Agreement or the Aetna Holdings Agreement:

          (a) (i) Declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of any of its capital stock or make any other payment to a stockholder of the Company in such person's capacity as a stockholder of the Company; (ii) split, combine, reclassify or subdivide any of its capital stock; or (iii) repurchase, redeem or otherwise acquire any of its capital stock;

          (b) Authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver any shares of stock of any class or any other securities or equity equivalents, including in connection with the exercise of options to purchase shares of Class A Common Stock (the "Employee Options") outstanding as of the date of this Agreement;

          (c) Acquire, sell, lease, transfer or dispose of any assets other than in the ordinary course of business consistent with past practice, except pursuant to obligations or capital expenditure programs in effect on the date hereof;

          (d) Except in the ordinary course of business consistent with past practice or pursuant to credit facilities in existence on the date hereof, incur any indebtedness for borrowed money, guarantee any indebtedness, issue or sell debt securities or warrants or rights to acquire any debt securities, guarantee (or otherwise become liable or potentially liable for) any debt of others, make any loans, advances or capital contributions, mortgage, pledge or otherwise encumber any material assets, or create or suffer any material lien, charge, security interest, encumbrance, equity, claim or option of any kind whatsoever thereupon;

          (e) Change any of the accounting principles or practices used by it;

          (f) Increase the compensation payable or to become payable to its executive officers or employees, except for increases in the ordinary course of business consistent with past practice which do not result in a material increase in benefits or compensation expense to the Company or its subsidiaries taken as a whole, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or executive officer of it or any of its subsidiaries other than in the ordinary course of business, or establish, adopt, enter into or, except as required by or contemplated by this Agreement or the Aetna Holdings Agreement (including, without limitation, the cancellation of Employee Options outstanding as of the date hereof), amend in any material respect or take action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, executive officer or employee except as is provided therein;

          (g) Enter into any transaction with an affiliate of the Company other than in the ordinary course of business and except for the payment of a bonuses to management in the amount of $350,000 (less any applicable withholding taxes) and the payment of deferred compensation to Jerome Singer in the amount of $225,186 (less any applicable withholding taxes), such amounts to be paid at the Closing;

          (h) Enter into any transaction with any Berkshire Stockholder, Prudential, Pruco or Michigan except as disclosed in Section 6.1(h) of the Recapitalization and Stock Purchase Disclosure Schedule;

          (i) Amend or otherwise change the Company's certificate of incorporation or by-laws; or

          (j) Enter into an agreement to take any of the foregoing actions.

     6.2 No Solicitation. Unless this Agreement is terminated in accordance with its terms, neither the Company nor any of its subsidiaries shall, and the Company shall use reasonable efforts to ensure that none of its affiliates, officers, directors, representatives or agents shall, directly or indirectly, solicit, knowingly encourage or enter into any agreement with respect to or participate in negotiations with, provide any confidential information to, or otherwise cooperate in any way in connection with, or enter into any agreement with respect to, any Third Party (as hereinafter defined) concerning any merger or any other business combination, sale of a substantial portion of the assets of the Company and its subsidiaries, or any similar transaction involving the Company and its subsidiaries (each, a "Business Combination," provided, however, that no transaction contemplated by this Agreement or the Aetna Holdings Agreement or involving Buyer or any affiliate thereof shall be a Business Combination). For purposes of this Agreement, "Third Party" shall mean any person or persons other than Buyer, any affiliate of Buyer, or any of Buyer's directors, officers, employees, representatives, and agents. The Company agrees to terminate, immediately following the execution of this Agreement, any pending discussions or negotiations with Third Parties with respect to any possible Business Combination. If, prior to the earlier of the Stock Purchase Closing or the termination of this Agreement, the Company, any subsidiary of the Company or any Stockholder shall enter into any agreement with a Third Party relating to any Business Combination, the Company shall reimburse Buyer for all of the fees and expenses (including fees and expenses of counsel and accountants) incurred by Buyer in connection with the transactions contemplated by this Agreement.

     6.4  Access to Information; Confidentiality.

          (a) From the date hereof to the Stock Purchase Closing, the Company shall (and shall cause its subsidiaries and officers, directors, employees, auditors and agents to) afford the officers, employees and agents of Buyer (the "Representatives") reasonable access at mutually convenient times to its officers, employees, agents, properties, offices, plants and other facilities, books and records, and shall furnish such Representatives with all financial, operating and other data and information as may be reasonably requested by Buyer.

          (b) All information obtained by Buyer pursuant to this Section 6.3 shall, to the extent required thereby, be kept confidential in accordance with the terms of the Confidentiality Agreement dated January 13, 1995 between Aetna and Buyer (the "Confidentiality Agreement").

     6.4 Reasonable Efforts. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein including, without limitation, using its reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any governmental and regulatory authorities ("Governmental Entities") as are necessary for the consummation of the transactions contemplated herein. Each party shall promptly consult with the other with respect to, provide any necessary information with respect to and provide the other (or its counsel) with copies of, (i) all filings made by such party with any Governmental Entities or any other person in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby and (ii) all other written materials submitted or prepared by any such party in connection with obtaining all licenses, permits, consents, approvals, authorizations and orders that are required to be obtained in connection with the execution of this Agreement and the consummation of the transactions contemplated by this Agreement.

     6.5 Stockholders Meeting or Consent. Prior to the Recapitalization Closing, the Company shall circulate a written consent of Stockholders for the purposes of obtaining the requisite stockholder approval to approve the Amended and Restated Certificate and to take any other action as may be required for the consummation of the transactions contemplated by this Agreement or the Aetna Holdings Agreement.

     6.6 Actions by Stockholders. Each Stockholder agrees that it will, prior to the Recapitalization Closing, vote the Old Shares held by such Stockholder
(i) to approve the Amended and Restated Certificate in the form attached hereto as Exhibit B and (ii) to approve any other actions required to be taken to consummate the Recapitalization and Stock Purchase and to consummate the transactions contemplated by the Aetna Holdings Agreement.

     6.7 Public Announcements. The Company and Buyer shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any transaction contemplated herein and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by law if it has used all reasonable efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner.

     6.8 Notice. The Company will notify Buyer promptly in writing of, and contemporaneously will provide Buyer with, true and complete copies of any and all information or documents relating to, any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement to be performed prior to the Stock Purchase Closing of the Company or the Stockholders under this Agreement or the Aetna Holdings Agreement to be breached in any material respect or that renders or will render untrue in any material respect any representation or warranty of the Company or the Stockholders contained in this Agreement or the Aetna Holdings Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement or the Aetna Holdings Agreement for purposes of determining satisfaction of any condition contained herein or therein or shall in any way limit Buyer's right, if any, to seek relief with respect to the matters referred to in such notice hereunder or under the Aetna Holdings Agreement.

SECTION 7. CONDITIONS.

     7.1 Conditions to the Obligations of each of the Stockholders with Respect to the Recapitalization. The obligations of each of the Stockholders to effect the Recapitalization are subject to the satisfaction or waiver of the following conditions:

          (a) Consents. All authorizations, consents, orders or approvals of, or declarations or filings with, any Governmental Entity necessary in order to permit the consummation of the transactions contemplated by this Agreement and the Aetna Holdings Agreement, shall have occurred or shall have been obtained.

          (b) No Violation of Law. There shall not be in effect on the date of the Stock Purchase Closing any law or other governmental regulation restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or the Aetna Holdings Agreement and there shall not be pending on the day of the Stock Purchase Closing any proceeding or any action (i) wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or the Aetna Holdings
Agreement or any of the transactions or events contemplated hereby or thereby or declare unlawful the transactions or events contemplated by this Agreement or the Aetna Holdings Agreement or (ii) which could reasonably be expected to result in the issuance of any such judgment, decree or order.

          (c) Other Agreements. The Aetna Holdings Agreement shall be in full force and effect on the date of the Stock Purchase Closing.

     7.2 Conditions to the Obligations of the Company with Respect to the Recapitalization. The obligations of the Company to effect the Recapitalization are subject to the satisfaction or waiver of the following conditions:

          (a) Consents. All authorizations, consents, orders or approvals of, or declarations or filings with, any Governmental Entity necessary in order to permit the consummation of the transactions contemplated by this Agreement and the Aetna Holdings Agreement, shall have occurred or shall have been obtained.

          (b) No Violation of Law. There shall not be in effect on the date of the Stock Purchase Closing any law or other governmental regulation restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or the Aetna Holdings
Agreement and there shall not be pending on the day of the Stock Purchase Closing any proceeding or any action (i) wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or the Aetna Holdings Agreement or any of the transactions or events contemplated hereby or thereby or declare unlawful the transactions or events contemplated by this Agreement or the Aetna Holdings Agreement or (ii) which could reasonably be expected to result in the issuance of any such judgment, decree or order.

          (c) Other Agreements. The Aetna Holdings Agreement shall be in full force and effect on the date of the Stock Purchase Closing.

     7.3. Conditions to the Obligations of Buyer with Respect to the Stock Purchase. The obligations of Buyer to effect the Stock Purchase are subject to the satisfaction or waiver of the following conditions:

          (a) Prior Closing. The Recapitalization Closing shall have occurred.

          (b) Representations; Warranties; Covenants. Each of the representations and warranties of the Company contained in Section 3 and of the Stockholders contained in Section 4 shall be true and correct in all material
respects as of the date of the Agreement and as of the date of the      Stock
Purchase Closing as though made on and as of the date of the Stock Purchase Closing (except as otherwise specifically described in this Agreement or arising out of or related to the transactions contemplated by this Agreement and except as to any representation or warranty which specifically relates to an earlier date) and the Company and Stockholders shall have delivered a certificate, executed by each Stockholder (except that the Stockholders' Representative may sign on behalf of the Designating Stockholders), with respect to such Stockholder, to such effect to Buyer. The Company and the Stockholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the date of the Stock Purchase Closing and the Company and Stockholders shall have delivered a certificate, executed by each Stockholder (except that the Stockholders' Representative may sign on behalf of the Designating Stockholders), with respect to such Stockholder, to such effect to Buyer.

          (c) Aetna Holdings Agreement. Each of the representations and warranties contained in Sections 2 and 3 of the Aetna Holdings Agreement shall be true and correct in all material respects at the time of the Stock Purchase Closing as though made on and as of the date of the Stock Purchase Closing (except as otherwise specifically described in this Agreement or the Aetna Holdings Agreement or arising out of or related to the transactions contemplated by this Agreement or the Aetna Holdings Agreement and except as to any representation or warranty which specifically relates to an earlier date) and the Stockholders shall have performed or complied in all material respects with all agreements and covenants required by the Aetna Holdings Agreement to be performed or complied with by them on or prior to the date of the closing of the transactions contemplated by the Aetna Holdings Agreement.

          (d) Consents. All authorizations, consents, orders or approvals of, or declarations or filings with, any Governmental Entity necessary in order to permit the consummation of the transactions contemplated by this Agreement and the Aetna Holdings Agreement, shall have occurred or shall have been obtained in form reasonably satisfactory to Buyer.

          (e) Third Party Consents. The consents (or in lieu thereof waivers) disclosed in the Disclosure Letter to be delivered pursuant to the Aetna Holdings Agreement, if any, and all other consents (or in lieu thereof waivers) to the performance by the Stockholders, the Company and Buyer of their obligations under this Agreement or the Aetna Holdings Agreement or to the consummation of the transactions contemplated hereby and thereby as are required under any contract to which the Stockholders, the Company, either subsidiary thereof, or Buyer is a party or by which any of their respective assets and properties are bound and where the failure to obtain any such consent (or in lieu thereof waiver) will have individually or in the aggregate with other such failures, a Company Material Adverse Effect, shall have been obtained and be in full force effect and shall be in form and substance reasonably satisfactory to Buyer.

          (f) Financing. Buyer or Aetna shall have obtained debt financing on terms and conditions satisfactory to Buyer in amounts sufficient to provide for the payment and full satisfaction of all obligations of the Company as contemplated by the Aetna Holdings Agreement.

          (g) Stockholders Agreement. The Stockholders Agreement shall have been executed by the parties thereto.

          (h) FIRPTA Certificates. Each Stockholder shall have delivered to Buyer a duly executed FIRPTA certificate in a form that satisfies the requirements set forth in Section 1.1445-2(b)(2) of the Treasury Regulations.

          (i) Opinions of Counsel. Buyer shall have received the opinion of each of (i) Goodwin, Procter & Hoar LLP, dated as of the date of the Stock Purchase Closing and (ii) Willkie Farr & Gallagher, counsel to Prudential, Pruco and Michigan, or other counsel satisfactory to Buyer, dated as of the date of the Stock Purchase Closing, and each of these opinions shall be in a form satisfactory to Buyer.

          (j) Approval of Bank. NBD Bank shall have entered into Amendment No. 1 to the existing Credit Agreement between Aetna and NBD.

          (k) Good Standing Certificates. The Company shall have delivered to Buyer certificates from the Secretary of State or other appropriate official of the respective jurisdictions of incorporation to the effect that the Company and its subsidiaries are in good standing in such jurisdiction.

          (l) Employment Agreements. The Company shall have entered into employment agreements with Ueli Spring, Harold Brown and Gary Easterly in a form reasonably satisfactory to Buyer.

          (m) Amendment to Certificate of Incorporation. The Stockholders shall have approved the Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit B and it shall have become effective.

          (n) Disclosure Schedules. The Disclosure Letter (as such term is defined in the Aetna Holdings Agreement) shall have been delivered to Aetna Holdings and the Recapitalization and Stock Purchase Disclosure Schedule shall have been delivered to Buyer.

          (o) No Violation of Law. There shall not be in effect on the date of the Stock Purchase Closing any law or other governmental regulation restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or the Aetna Holdings Agreement and there shall not be pending on the day of the Stock Purchase Closing any proceeding or any action (i) wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or the Aetna Holdings Agreement or any of the transactions or events contemplated hereby or thereby, or declare unlawful the transactions or events contemplated by this Agreement or the Aetna Holdings Agreement or (ii) which could reasonably be expected to result in the issuance of any such judgment, decree or order.

          (p) Payment of Bonuses. The Company or Aetna shall, at or prior to the Stock Purchase Closing, have paid to each of the persons listed on Exhibit D attached hereto the full amounts of bonus payments or deferred compensation due them under any agreement, arrangement or understanding with them or for their benefit.

          (q) Board of Directors. Russell L. Epker, Robert J. Small, James Bakken, Douglas A. Thal and Jerome Singer, members of the board of directors of the Company, shall have tendered their resignations effective at the time of the Stock Purchase Closing.

          (r) Other Agreements. The Aetna Holdings Agreement shall be in full force and effect.

          (s) Payment of Debt. The Company shall have made binding arrangements for the payment of Aetna's 14% Senior Subordinated Notes due 1999 in full accordance with the terms of the Securities Purchase Agreements dated as of March 3, 1989, as amended, and the Senior Subordinated Notes thereunder, prior to the closing of the transactions contemplated by the Aetna Holdings Agreement.

     7.4 Conditions to the Obligations of the Stockholders with Respect to the Stock Purchase. The obligations of the Stockholders to effect the Stock Purchase are subject to the satisfaction or waiver of the following conditions:

          (a) Recapitalization Closing. The Recapitalization Closing shall have occurred.

          (b) Representations; Warranties; Covenants. Each of the representations and warranties of Buyer contained in Section 5 shall be true and correct in all material respects as of the date of the Agreement and as of the date of the Stock Purchase Closing as though made on and as of the date of the Stock Purchase Closing (except as otherwise specifically contemplated by this Agreement or arising out of or related to the transactions contemplated by this Agreement and except as to any representation or warranty which specifically relates to an earlier date) and Buyer shall have delivered a certificate, executed by an authorized officer of Buyer, to such effect to the Stockholders. Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the date of the Stock Purchase Closing and Buyer shall have delivered a certificate, executed by an authorized officer of Buyer, to such effect to the Stockholders.

          (c) Consents. All authorizations, consents, orders or approvals of, or declarations or filings with, any Governmental Entity necessary in order to permit the consummation of the transactions contemplated hereby, shall have occurred or shall have been obtained.

          (d) Stockholders Agreement. The Stockholders Agreement shall have been executed by the parties thereto.

          (e) Payment of Debt. The Company shall have made arrangements for the payment of Aetna's 14% Senior Subordinated Notes due 1999 in full accordance with the terms of the Securities Purchase Agreements dated as of March 3, 1989, as amended, and the

Senior Subordinated Notes thereunder, prior to the closing of the transactions contemplated by the Aetna Holdings Agreement.

          (f) No Violation of Law. There shall not be in effect on the date of the Stock Purchase Closing any law or other governmental regulation restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or the Aetna Holdings
Agreement and there shall not be pending on the day of the Stock Purchase Closing any proceeding or any action (i) wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or the Aetna Holdings Agreement or any of the transactions or events contemplated hereby or thereby, or declare unlawful the transactions or events contemplated by this Agreement or the Aetna Holdings Agreement or (ii) which could reasonably be expected to result in the issuance of any such judgment, decree or order.

          (g) Opinion of Counsel. The Stockholders shall have received the opinion of Morgan Lewis & Bockius LLP, counsel to Buyer, dated as of the date of the Stock Purchase Closing, in a form satisfactory to the Stockholders.

          (h) Other Agreements. The Aetna Holdings Agreement shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect on the date of the Stock Purchase Closing.

SECTION 8. TERMINATION OF AGREEMENT.

     8.1 Termination. This Agreement may be terminated at any time prior to the Recapitalization Closing as follows:

          (a) by mutual written consent of all the parties hereto;

          (b) by any of the parties hereto if any United States federal or state court of competent jurisdiction or any Government Entity shall have issued an injunction, order, decree or ruling (an "Injunction") or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such Injunction or other action shall have become final and non-appealable; or

          (c) by the Company, the Stockholders or Buyer, if the Recapitalization Closing shall not have occurred on or before August 16, 1996 and such failure is not caused by breach of this Agreement by the terminating party.

     The right of any party hereto to terminate this Agreement pursuant to this
Section 8.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective employees, officers, directors, agents, representatives or advisors, whether prior to or after the execution of this Agreement.

     8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders and all rights and obligations of any party hereto shall cease, other than the provisions of Sections 6.3 and 10.8.

     8.3 Amendment. This Agreement may be amended by the parties hereto at any time prior to the Recapitalization Closing. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.4 Extension; Waiver. At any time prior to the Recapitalization Closing, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (iii) waive compliance by any other party with any of the agreements or conditions contained herein (except that the Stockholders' Representative may take such action on behalf of the Designating Stockholders). Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party (except that the Stockholders' Representative may sign such instrument on behalf of the Designating Stockholders).

SECTION 9. RIGHTS AND OBLIGATIONS SUBSEQUENT TO STOCK PURCHASE CLOSING.

     9.1 Survival of Representations and Warranties. The representations and warranties made in this agreement shall terminate upon the fourth anniversary of the Stock Purchase Closing and shall have no further force and effect, or be relied upon in any manner or for any reason, after such date.

     9.2 Further Action. In case at any time after the Stock Purchase Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each party or the proper officers and directors of each party to this Agreement shall use their reasonable efforts to take all such action.

SECTION 10. MISCELLANEOUS.

     10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to the Company, to

               MS Acquisition Corp.
               c/o Aetna Industries, Inc.
               24331 Sherwood Avenue
               Centerline, Michigan 48015-0067
               Attention: Ueli Spring
               Telephone: (810) 759-2200
               Facsimile: (810) 759-2209

               with a copy to:

               MS Acquisition Corp.
               c/o Berkshire Partners LLC
               One Boston Place
               Boston, Massachusetts 02108
               Attention: Russell L. Epker
               Telephone: (617) 227-0050
               Facsimile: (617) 227-6105

               and with a copy to:

               Goodwin, Procter & Hoar LLP
               Exchange Place
               Boston, Massachusetts 02109
               Attention: Stephen W. Carr, P.C.
               Telephone: (617) 570-1000
               Facsimile: (617) 523-1231

          (b)  if to the Stockholders, to

               Berkshire Partners LLC
               One Boston Place
               Boston, Massachusetts 02108
               Attention: Russell L. Epker
                          Robert J. Small
               Telephone: (617) 227-0050
               Facsimile: (617) 227-6105

               with a copy to:

               Goodwin, Procter & Hoar LLP
               Exchange Place
               Boston, Massachusetts 02109
               Attention: Stephen W. Carr, P.C.
               Telephone: (617) 570-1000
               Facsimile: (617) 523-1231

               and:

               The Prudential Insurance Company of America
               Pruco Life Insurance Company
               c/o Prudential Financial Restructuring Group
               Four Gateway Center, 9th Floor
               Newark, New Jersey 07102-4069
               Attention: Stephen Haeckel
               Telephone: (201) 802-2678
               Facsimile: (201) 802-2662

               with a copy to:

               Prudential Law Department
               Four Gateway Center, 6th Floor
               Newark, New Jersey 07102-4069
               Attention: Jack Pfeilsticker
               Telephone: (201) 802-9200
               Facsimile: (201) 802-3853

               and with a copy to:

               Willkie Farr & Gallagher
               One Citicorp Center
               153 East 53rd Street
               New York, New York 10022-4677
               Attention: Duncan J. Stewart
               Telephone: (212) 821-8271
               Facsimile: (212) 821-8111
               and:

               Michigan Department of Treasury
               430 West Allegan
               Lansing, Michigan 48922
               Attention: Thomas Hufnagel
               Telephone: (517) 373-4330
               Facsimile: (517) 335-3668

               with a copy to:

               Willkie Farr & Gallagher
               One Citicorp Center
               153 East 53rd Street
               New York, New York 10022-4677
               Attention: Duncan J. Stewart
               Telephone: (212) 821-8271
               Facsimile: (212) 821-8111

          (c)  if to Buyer, to

               Citicorp Venture Capital, Ltd.
               399 Park Avenue
               New York, New York 10043
               Attention: Michael Delaney
               Telephone: (212) 559-2056
               Facsimile: (212) 888-2940

               with a copy to:

               Morgan, Lewis & Bockius LLP
               101 Park Avenue
               New York, New York 10178
               Attention: Philip H. Werner
               Telephone: (212) 309-6080
               Facsimile: (212) 309-6273

     10.2 Descriptive Headings. The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     10.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     10.4 Waiver of Certain Rights. The parties hereto agree to waive any preemptive rights to purchase any shares of stock of the Company issued in connection with this Agreement or the Aetna Holdings Agreement that such party may have under the Company's Certificate of Incorporation or otherwise. Such waiver shall become effective upon the execution of this Agreement.

     10.5 Entire Agreement; Assignment. This Agreement (together with the Confidentiality Agreement and any other documents delivered pursuant hereto) (a) constitute the entire agreement of the parties and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including without limitation, the letter of intent dated March 27, 1996, as amended, and (b) shall not be assigned by operation of law or otherwise without the written approval of the other parties hereto; provided, however, that any party may assign the Agreement to an affiliate of such party, but such assignment will not relieve such party of its obligations hereunder.

     10.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable principles of conflicts of law which might apply the laws of any other jurisdiction.

     10.7 Remedies. The remedies of the parties after the Closing with respect to this Agreement and any transaction contemplated hereby, including without limitation any breach of a representation, warranty or covenant contained herein by any party, shall terminate on the fourth anniversary of the Stock Purchase Closing.

     10.8 Expenses. Whether or not the Recapitalization and Stock Purchase are consummated, except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, provided, however, that the Company shall pay all reasonable costs and expenses incurred by the Company or the Stockholders in connection with the transactions contemplated by this Agreement, including without limitation, all costs of obtaining permits, waivers, registrations or consents, all investment banking, legal and accounting expenses of the Stockholders and all New York State stock transfer taxes.

     10.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     10.10 Severability. The invalidity or unenforceability of a provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     10.11 Termination of Other Agreements. The parties agree that, simultaneously with the Stock Purchase Closing, the following agreements shall terminate and from and after the Stock Purchase Closing shall have no further force and effect: the Stock Purchase and Stockholders Agreement dated as of March 3, 1989 by and among the Company and the Purchasers (as defined therein), the Parallel Exit Agreement dated as of March 3, 1989 by and between the Stockholders (as defined therein), the Voting Rights Agreement dated as of March 3, 1989 by and among the Company, the Berkshire Group (as defined therein) and the Management Group (as defined therein), the Designated Shares Agreement dated as of March 3, 1989 by and between the Company and the Stockholders (as defined therein), the Registration Rights Agreement dated as of March 3, 1989 by and among MS and the Berkshire Investors (as defined therein), the Registration Rights Agreement dated as of March 3, 1989 by and between the Company, Prudential, Pruco and Michigan and the Management Agreement dated as of March 3, 1989 by and among the Company, Aetna and Berkshire, each as may have been amended from time to time, and the parties hereto consent to the transactions contemplated by this Agreement or the Aetna Holdings Agreement, whether or not such transactions are consistent with the terms of the other agreements referred to above in this Section 10.11; provided, however, if the transactions contemplated by the Aetna Holdings Agreement are not consummated by the end of the business day on which the Stock Purchase Closing occurs, the parties agree that all such terminations shall be rescinded. Each of the parties hereto further agrees that, provided such terminations are not rescinded, there shall be no surviving rights and liabilities or other obligations of any party to the other agreements referred to in this Section 10.11 and each of the parties hereto releases all other parties hereto, and their officers, directors, stockholders, partners, agents and employees from all actions, causes of actions, suits, debts, sums of money, covenants, controversies, agreements, damages, judgments, claims and demands, at law or in equity, arising out of such other agreements which it may now have or has ever had on or prior to the date hereof.

     10.12 Rescission of Recapitalization and Stock Purchase Closings. Notwithstanding anything herein to the contrary, if the transactions contemplated by the Aetna Holdings Agreement are not consummated by the end of the business day on which the Stock Purchase Closing occurs, the parties agree that the Recapitalization Closing, if the Stockholders' so request, and the Stock Purchase Closing shall be rescinded.

     10.13 Further Assurances; Post-Closing Cooperation. At any time or from time to time after the Recapitalization Closing, the parties hereto shall execute and deliver to Buyer or the Company such other documents and instruments, provide such materials and information and take such other actions as any party hereto may reasonably request in order that the requested party fulfill its obligations under this Agreement which were to be performed at or prior to the Stock Purchase Closing.

     10.14 Limited Recourse. Notwithstanding anything in this Agreement, the Aetna Holdings Agreement or any other document, agreement or instrument contemplated hereby or thereby to the contrary, the obligations of any entity hereunder or under the Aetna Holdings Agreement shall be without recourse to any partner, associate or affiliate of such entity, or any other of its respective officers, directors, employees or agents and shall be limited to the assets of such entity.

     10.15  Certain Definitions. For purposes of this Agreement, the term:

          (a) "affiliate" means a person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the first mentioned person;

          (b) "associate" means with respect to any person, (i) any corporation or organization of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of such person or any of its parents or subsidiaries.

          (c) "control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

          (d) "Liens" means any and all liens, security interests, options, encumbrances, equities, charges or claims of any kind whatsoever, except as contemplated by this Agreement or the Aetna Holdings Agreement or by the Company's Certificate of Incorporation (as then in effect).

          (e) "person" means any individual, corporation, partnership, joint venture, association, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity; and

          (f) "subsidiary" or "subsidiaries" of the Company or Buyer or any other person means any corporation, partnership, joint venture or other legal entity of which the Company or Buyer or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.

The Company:                              MS ACQUISITION CORP.

                                          By:  /s/  UELI SPRING
                                               -------------------------------
                                              Title: President

The Stockholders and Sellers:             THE BERKSHIRE FUND
                                            A LIMITED PARTNERSHIP

                                          BY: BERKSHIRE CAPITAL ASSOCIATES,
                                              LIMITED PARTNERSHIP
                                              Its General Partner

                                          By:  /s/ RUSSELL L. EPKER
                                               -------------------------------
                                               A General Partner

                                          /s/ BRADLEY M. BLOOM
                                          ------------------------------------
                                          Bradley M. Bloom

                                                      *
                                          ------------------------------------
                                          J. Christopher Clifford

                                          /s/ RUSSELL L. EPKER
                                          ------------------------------------
                                          Russell L. Epker

                                          s/ CARL FERENBACH
                                          ------------------------------------
                                          Carl Ferenbach

                                          /s/ RICHARD K. LUBIN
                                          ------------------------------------
                                          Richard K. Lubin

                                                      *
                                          ------------------------------------
                                          Lea Anne S. Ottinger

                                          /s/ KEVIN T. CALLAGHAN
                                          ------------------------------------
                                          Kevin T. Callaghan

RUSSELL L. EPKER
--------------------------------------
*By Power of Attorney

                                          BERKSHIRE PARTNERS LLC, as Escrow
                                          Agent

                                          By: /s/ RUSSELL EPKER
                                              -------------------------------

                                          THE PRUDENTIAL INSURANCE
                                            COMPANY OF AMERICA

                                          By: /s/ STEPHEN R. HAECKEL
                                              -------------------------------
                                                  Vice President


                                          PRUCO LIFE INSURANCE COMPANY


                                          By: /s/ B. ROSS SMEAD
                                              -------------------------------
                                                  Vice President


                                          STATE TREASURER OF THE STATE OF
                                          MICHIGAN, CUSTODIAN OF THE PUBLIC
                                          SCHOOL EMPLOYEES' RETIREMENT
                                          SYSTEM; STATE EMPLOYEES' RETIREMENT
                                          SYSTEM; MICHIGAN STATE POLICE
                                          RETIREMENT SYSTEM; JUDGES'
                                          RETIREMENT SYSTEM; AND PROBATE
                                          JUDGES' RETIREMENT SYSTEM


                                          By: /s/ PAUL H. RICE
                                              -------------------------------
                                                  Title

                                              /s/ JEROME SINGER
                                              -------------------------------
                                              Jerome Singer

                                              /s/ DOUGLAS A. THAL
                                              -------------------------------
                                              Douglas A. Thal

                                              /s/ ROBERT J. KLEIN
                                              -------------------------------
                                              Robert J. Klein

                                              /s/ STEVEN SINGER
                                              -------------------------------
                                              Steven Singer



Buyer:                                        CITICORP VENTURE CAPITAL, LTD.

                                          By: /s/ DAVID HOWE
                                              -------------------------------

                                                                       EXHIBIT A

List of Stockholders, Old Stockholdings, New Stockholdings and Consideration to
                     be Paid for the Stock Purchase Shares

                                                                                           Stock Purchase Shares to be
                                                         New Shares to be Received Upon      Transferred at the Stock       Cash
                            Old Shares                          Recapitalization                Purchase Closing       Consideration
              -----------------------------------------  ------------------------------     -------------------------    Payable by
  Name           Old       Old       Old        Old          New       New       New         New      New      New      Buyer in the
   of           Class     Class     Series     Series       Series    Series    Series     Series   Series    Series        Stock
 Stock-           A         B         A           B           A         B         A           A        B        A          Purchase
 Holder         Common    Common   Preferred  Preferred**   Common    Common   Preferred   Common   Common   Preferred     Closing
------------------------------------------------------------------------------------------------------------------------------------
The
 Berkshire
 Fund           272,564   0        38,334     40,398        120,204   616,119  94,066,120  60,568   166,545  29,015,330  $3,223,925
------------------------------------------------------------------------------------------------------------------------------------
Bradley
 M. Bloom       2,126     0        335        353           963       4,935    753.500     485      1,334    232.420     $25,824
------------------------------------------------------------------------------------------------------------------------------------
J. Christopher
 Clifford       2,126     0        335        353           963       4,935    753.500     485      1,334    232.420     $25,824
------------------------------------------------------------------------------------------------------------------------------------
Russell L.
 Epker          2,126     0        335        353           963       4,935    753.500     485      1,334    232.420     $25,824
------------------------------------------------------------------------------------------------------------------------------------
Carl
 Ferenbach      2,126     0        335        353           963       4,935    753.500     485      1,334    232.420     $25,824
------------------------------------------------------------------------------------------------------------------------------------
Richard K.
 Lubin          2,126     0        335        353           963       4,935    753.500     485      1,334    232.420     $25,824
------------------------------------------------------------------------------------------------------------------------------------
Lea Anne S.
 Ottinger       1,276     0        0          0             437       2,238    341.670     220      605      105.390     $11,710
------------------------------------------------------------------------------------------------------------------------------------
Kevin T.
 Callaghan      530       0        75         79            234       1,200    183.150     118      324      56.500      $6,277
------------------------------------------------------------------------------------------------------------------------------------
The
 Prudential
 Insurance
 Company
 of America     60,374*   268,328  26,889*    28,337*       131,370   673,350  102,803.950 66,195   182,015  31,710.570  $3,523,396
------------------------------------------------------------------------------------------------------------------------------------
Pruco
 Life
 Insurance
 Company        4,544*    20,196   2,023*     2,132*        9,887     50,677   7,737.180   4,982    13,699   2,386.590   $265,177
------------------------------------------------------------------------------------------------------------------------------------
State
 Treasurer
 of the State
 of Michigan,
 as Custodian   25,082*   111,476  11,172*    11,774*       54,578    279,745  42,710.200  27,501   75,619   13,174.250  $1,463,806
------------------------------------------------------------------------------------------------------------------------------------
Jerome Singer   50,000    0        0          0             17,109    87,692   13,388.440  8,621    23,704   4,129.760   $458,862
------------------------------------------------------------------------------------------------------------------------------------
Douglas A.
 Thal           50,000    0        0          0             17,109    87,692   13,388.440  8,621    23,704   4,129.760   $458,862
------------------------------------------------------------------------------------------------------------------------------------
Robert J.
 Klein          30,000    0        0          0             10,265    52,616   8,033.060   5,172    14,223   2,477.850   $275,317
------------------------------------------------------------------------------------------------------------------------------------
Steven Singer   20,000    0        0          0             6,843     35,077   5,355.380   3,448    9,482    1,651.900   $183,544
------------------------------------------------------------------------------------------------------------------------------------

-------------------------
 * These shares of Old Stock owned by The Prudential Insurance Company of America, Pruco Life Insurance Company and State Treasurer of the State of Michigan, as custodian (the "Non-Berkshire Institutional Stockholders") are owned by such parties pursuant to options to purchase such shares (the "Institutional Options") granted by The Berkshire Fund, Bradley M. Bloom, J. Christopher Clifford, Russell L. Epker, Carl Ferenbach, Richard K. Lubin, Lea Anne S. Ottinger and Kevin T. Callaghan (the "Berkshire Stockholders") and certain of such shares are held by Berkshire Partners LLC, as Escrow Agent, pursuant to Escrow Agreements dated as of March 3, 1989 and April 23, 1991, as amended. The Institutional Options will be exercised prior to the Recapitalization Closing and such Escrow Agreements will be terminated.

** Old Series B Preferred Stock issued and outstanding as of July 15, 1996.

                                   Exhibit B

                          Form of Amended and Restated
                          Certificate of Incorporation
                                 of the Company

                                   Exhibit C


                         Form of Stockholders Agreement

                                   Exhibit D

                List of Bonus and Deferred Compensation Payments


Jerome Singer                        $225,186

Ueli Spring                          $127,000

Harold A. Brown                      $127,000

Gary Easterly                        $ 55,000

Jim Bostain                          $ 20,000

Traci-Ann Gerber                     $  7,000

Ellen Lee                            $  5,000

Brian Downs                          $  1,500

Susan Serra                          $  2,500

Cheryl Ruggirello                    $  5,000

